UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 13, 2004

BLUE MOON GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30584	16-1636770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 Garland Branch Rd., Dover, FL 33527

(Address of Principal Executive Office) (Zip Code)

(813) 223-7788

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant

(a) The auditing firm of James C. Marshall, CPA, P.C. informed the Company in March 2004 that it had not been certified under the new Securities and Exchange Commission requirements and was therefore unable continue doing audits for any of its prior public company clients.

(b) The Company has engaged Semple and Cooper, LLP for its future auditing needs. Blue Moon Group, Inc. has not consulted with Semple and Cooper, LLP during Blue Moon Groups two most recent fiscal years and the interim period through the date of termination.

(c) The Company has had no disagreements of any sort including on any matter of accounting principles or practices, financial statement disclosure or auditing scope or adverse opinion from the auditor in the last two years. The accountant’s report on the financial statements did contain a qualification as to the going concern capability of the Company. The cash flow of the Company and uncertainty over the future financing capabilities were the primary reason for the opinion.

Item 9.01   Financial Statements and Exhibits

(a) The Company has made repeated attempts to secure the required letter to attach as an exhibit to this filing from James C. Marshall, CPA, P.C. to no avail. The Company has no knowledge as to why the prior auditor has chosen not to comply with the requirement upon termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE MOON GROUP, INC.

Dated: October 13, 2004	By:	/s/ MICHAEL MUZIO
Michael Muzio Chief Executive Officer and President

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